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                                                                    EXHIBIT 3.57

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              AVISTA, INCORPORATED

      The following Amended and Restated Articles of Incorporation, duly adopted pursuant to the authority and provisions of the Wisconsin Business Corporation Law (Chapter 180 of the Wisconsin Statutes), supersede and take the place of the existing Articles of Incorporation and all amendments thereto.

                                    ARTICLE 1
                                      NAME

      The name of the Corporation is AVISTA, INCORPORATED.

                                    ARTICLE 2
                               PURPOSES AND POWERS

      SECTION 2.1 PURPOSES. The purposes for which the Corporation is formed are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

      SECTION 2.2 POWERS. The Corporation has, exercises and enjoys all the general rights, privileges and powers granted to corporations under the Wisconsin Business Corporation Law.

                                    ARTICLE 3
                                 SHARES OF STOCK

      SECTION 3.1 NUMBER. The aggregate number of shares that the Corporation has authority to issue is twenty thousand (20,000).

      SECTION 3.2 CLASS. The Corporation's authorized shares consist of one class only and are all designated as common stock. Each share of common stock has a par value of $.01.

                                    ARTICLE 4
                     REGISTERED OFFICE AND REGISTERED AGENT

      The Corporation's registered agent is James T. Schneller, Jr. The street address of the registered office is 1575 U.S. Highway 151 East, Platteville, Wisconsin, 53818.

                                    ARTICLE 5
                                    AMENDMENT

      The Articles of Incorporation of the Corporation may be amended in the manner authorized by law at the time of the amendment.
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                                    ARTICLE 6
                                  CERTIFICATION

      The undersigned officer of Avista, Incorporated, a Wisconsin corporation, with its principal office in Grant County, Wisconsin, certifies that the foregoing Amended and Restated Articles of Incorporation of the Corporation contain one or more amendments to the Articles of Incorporation and that said amendments were adopted as of November 20, 2003, in accordance with Section 180.1003, Wis. Stats., by the board of directors and shareholders of the Corporation.

      IN WITNESS WHEREOF, the undersigned officer executes these Amended and Restated Articles of Incorporation on this 20th day of November, 2003.

                                          AVISTA, INCORPORATED

                                    By:   /s/ James T. Schneller, Jr.
                                          ------------------------------------
                                          James T. Schneller, Jr., President

This document was drafted by and should be returned to:

Thomas A. Hoffner
LaFollette Godfrey & Kahn
P.O. Box 2719
Madison, WI  53701-2719
(608) 257-3911



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